Exhibit 10.29

Paxton Energy, Inc.
a Nevada corporation
2010 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Paxton Energy, Inc. 2010 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

RECITALS

A.      On or about March 17, 2010 Charles F. Volk, Jr. and Company executed an agreement (“Change of Control Agreement”), which provides for a change of control of Company, contemplates an infusion of capital and acquisition of producing and non-producing oil and gas properties, and replaces the existing directors of Company with three new directors.

B.      The Change of Control Agreement also contemplates, subject to approval of the stockholders of Company: (i) a reverse 1-for-3 stock split of the Company’s presently outstanding 23,586,139 shares of common stock, which would reduce the outstanding shares to 7,862,046 shares, and (ii) should the stockholders approve the 1-for-3 reverse stock split, following the issuance of approximately 15,001,630 shares of common stock to persons described in the Change of Control Agreement - increasing the number of outstanding shares of common stock to approximately 22,900,000 shares of common stock - a second reverse 1-for-2.3 stock split of our then-issued and outstanding shares of common stock, which would reduce the number of outstanding shares of our common stock to approximately 10,000,000 shares.  The shares of common stock outstanding following both of these reverse stock splits are referred to as “Post-Both Split Shares”).

C.      On March 17, 2010, Optionee was appointed a member of the board of directors of Company (the “Board”) by vote of the Board to fill a vacancy on the board of directors as provided in the Bylaws of Company.

1.   NOTICE OF STOCK OPTION GRANT
Optionee:	Company:

Charles F. Volk, Jr.	Paxton Energy, Inc.
3701 Sacramento Street, #104	Delivery: 295 Highway 50, Suite 2
San Francisco, CA 04118	Lake Village Professional Building
Stateline, NV 89449

Mailing: P.O. Box 1148
Zephyr Cove, NV 89448-1148

Company hereby grants to Optionee an Option to purchase Post-Both Split Shares of Common Stock of the Company subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	May 18, 2010
Vesting Commencement Date:	May 18, 2010
Exercise Price Per Post-Both Split Share:	Twenty-Four Cents ($0.24)
Total Number of Shares Granted:	Three Million (3,000,000) Post-Both Split Shares
Total Exercise Price:	Seven Hundred Twenty Thousand Dollars
($720,000.00)
Type of Option:	Incentive Stock Option to the limit of ISO
Non-Statutory Stock Option balance above limit
Term/Expiration Date:	May 17, 2020

Exhibit 10.29 - 1

Vesting Schedule:  This Option shall vest, in whole or in part, according to the following vesting schedule:  The Total Number of Shares Granted shall vest in whole as of the Date of Grant.

Termination Period:  If during the Term of this Option, Optionee ceases to provide services to the Company either as a director, an officer, an employee or as an independent contractor under a written contract (“Service Provider”), this Option shall be exercisable with respect to vested shares for ninety (90) days after the date Optionee ceases to be a Service Provider.  If the Option is not duly exercised within such period, all option rights hereunder shall cease and terminate. Upon Optionee's death or disability, this Option may be exercised for such longer period as provided in the Plan. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

2. AGREEMENT

A.  Grant of Option:  The Company hereby grants to the Optionee named above in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Stock Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-statutory Stock Option ("NSO").

B.  Exercise of Option.

      (i)  Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. Optionee may elect to exercise the Option and pay the consideration for the Shares prior to the date Optionee is fully vested under the Vesting Schedule.  In such case, concurrently with the delivery of the Shares, Optionee shall execute and deliver to the Company an option agreement in favor of the Company granting the Company the option to repurchase the Shares, or a portion thereof based on the Vesting Schedule, to the extent Optionee is no longer with the Company in the time frames and on the terms described in the Vesting Schedule.  The consideration for the repurchase shall be the same consideration paid by Optionee to Company upon exercise of the Option.

     (ii) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

Exhibit 10.29 - 2

     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C.   Optionee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

D.  Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180- day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

E.  Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

        (i)  Cash or check;

       (ii) Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

      (iii)  Surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

F.  Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

G.  Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

H.  Term of Option. This Option may be exercised only within the term set out in this Stock Option Agreement and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

Exhibit 10.29 - 3

I.  Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i)   Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(ii)  Exercise of ISO Following Disability. If the Optionee ceases to be an Employee as a result of a disability that is not a total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

(iii) Exercise of Non-statutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Non-statutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(iv)  Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(v) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

J.  Entire Agreement; Amendment. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Exhibit 10.29 - 4

K. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and shall be interpreted as if such provisions were as excluded.

L.  Mandatory Mediation and Arbitration as EXCLUSIVE Remedies.

The parties agree that all claims, disputes or controversies arising out of or relating to this Agreement shall be resolved and determined exclusively under the mandatory mediation and arbitration procedures described below.  Before filing for mandatory and binding arbitration respect to any dispute, controversy or claim arising out of or relating to this Agreement, the parties shall be obligated first to seek by good faith efforts to resolve such matter by mediation.  As a condition precedent to filing for mandatory arbitration, a Notice of Claim shall be sent to the other party.  The Notice of Claim shall specify the nature of the dispute, controversy and (or) claim and shall include the name of a proposed independent third party mediator or organization of mediators who shall be located in Northern Nevada.  The party receiving the Notice of Claim shall within fifteen days thereafter either consent to mediate the matter in front of the mediator or organization of mediators so proposed or suggest an alternative mediator or organization of mediators likewise so located.  The parties shall undertake good faith efforts for a period of thirty days thereafter to appoint a mediator and submit the dispute, controversy and (or) claims to mediation.  The mediation shall be held in such place as agreed upon by the parties or, if no agreement, in Reno, Nevada notwithstanding that certain duties of Optionee may be performed elsewhere.  If the mediation attempt is unsuccessful, either party thereafter shall be entitled to seek binding arbitration.  The parties by mutual consent may elect to have the mediator act as the neutral arbitrator to render mandatory and binding decision.  If either party objects to having the mediator act as the binding arbitrator, the dispute will be referred to the American Arbitration Association (“AAA”) for appointment of a neutral arbitrator for a mandatory final and binding determination pursuant to the Commercial Rules (the “Rules”) of the AAA.  Such arbitration shall be administered by the AAA.  Binding arbitration shall be initiated by a written request for arbitration delivered by one party to the other party and to the AAA.  A neutral arbitrator will be selected in accordance with the Rules.  The hearing will be commenced within 60 days of the selection of the arbitrators.  Pending the hearing, the parties shall be entitled to undertake discovery proceedings, including the taking of depositions.  Promptly following the closing of the hearing, a final decision will be made concerning the disputed matter, which decision and the basis thereof will be in writing and delivered to the parties.  The final decision of the arbitrator will be binding on the parties and enforceable in any court of law having jurisdiction thereof.

THE PARTIES HAVE READ AND UNDERSTAND THAT THIS SECTION SETS OUT MANDATORY MEDIATION AND ARBITRATION PROCEDURES TO RESOLVE ALL DISPUTES HEREUNDER.  BY SIGNING THIS AGREEMENT, EACH PARTY AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTY’S RIGHT TO A JURY TRIAL.

Exhibit 10.29 - 5

SO ACKNOWLEDGED AND AGREED:
/s/ CV	/s/ JEB
___________________	______________________
Optionee	Company

M. Governing Law.  All matters, such as the interpretation of the rights granted and the obligations of the parties under this Agreement, will be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada.

N. Counterparts; Facsimile Signatures.  This Agreement may be executed in counterpart originals, each of which together shall constitute one binding agreement.  Signatures on a counterpart copy of this page shall be deemed to incorporate all of the provisions of this Agreement.  Each party may rely on a signed counterpart copy of this Agreement or an executed counterpart of this signature page with the same effect as if one originally executed complete document were delivered to such party.  The facsimile signature of any party shall be deemed to be the party’s binding signature to this Agreement; thus, a signed counterpart of this signature page faxed to the other party may be relied upon by the receiving party with the same effect as if a complete originally executed Agreement were delivered and received by such party.

O. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

P. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	COMPANY:
Paxton Energy, Inc.
a Nevada corporation

/s/ Charles Volk	/s/ James E. Burden
_____________________________	___________________________________
Signature	By: James E. Burden
Title: President

Exhibit 10.29 - 6

EXHIBIT A
Paxton Energy, Inc.
2010 STOCK PLAN
EXERCISE NOTICE
Paxton Energy, Inc.
Attention:  President
P.O. Box 1148
Zephyr Cove, NV 89448-1148

     1. Exercise of Option.  Effective as of today, ___________, 201__, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the Common Stock (the “Shares”) of Paxton Energy, Inc. a Nevada corporation (the “Company”) under and pursuant to the Paxton Energy, Inc. 2010 Stock Plan (the “Plan”) and the Stock Option Agreement dated ________, 2010 (the “Option Agreement”).

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

     3. Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 11 of the Plan.

     5. Company’s Right of First Refusal. Before any of the Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

          (a)  Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b)  Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

Exhibit 10.29 - 7

         (c)  Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d)  Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e)  Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (f)  Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g)  Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     7. Restrictive Legends and Stop-Transfer Orders.

          (a)  Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS.  THESE SHARES ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 UNDER THE ACT.  THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALES AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN ANY MANNER ABSENT EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL (SUCH SATISFACTION BEING TO THE FORM AND SUBSTANCE OF THE OPINION AS WELL AS THE COUNSEL RENDERING THE OPINION) THAT REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.

Exhibit 10.29 - 8

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER ESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b)  Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     8.  Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     9.  Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

     10. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and shall be interpreted as if such provisions were excluded.

    11. Further Assurances.  From time to time before or after the delivery of the Shares, the parties shall, at the reasonable request of one another and without further consideration, execute and deliver or cause to be executed and delivered such instruments, and take such other actions as any party may reasonably request in order fully to effectuate the transactions contemplated by this Agreement.

Exhibit 10.29 - 9

     12.  Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to a party hereto by the other party shall be deemed given: (a) when personally delivered, (b) one (1) business day after deposit with United Parcel Service, Federal Express or other courier for overnight delivery, charges prepaid, or (c) after written confirmation from the fax machine of the party sending the notice that the notice has been transmitted successfully, in each case addressed to the following address or faxed to the following number:

If to the Company:	Paxton Energy, Inc.
	Attention:	President
	Delivery:	295 Highway 50, Suite 2
Lake Village Professional Building
Stateline, NV 89449

	Mailing:	P.O. Box 1148
Zephyr Cove, NV 89448-1148

If to Optionee, at the address or to the fax number set forth on the signature page of the Stock Option Agreement. Either party may change the address or fax number by written notice to the other party.

     13.  Dispute Resolution - Mandatory Mediation and Arbitration as EXCLUSIVE Remedies. The parties agree that all claims, disputes or controversies arising out of or relating to this Agreement shall be resolved and determined exclusively under the mandatory mediation and arbitration procedures described below.  Before filing for mandatory and binding arbitration respect to any dispute, controversy or claim arising out of or relating to this Agreement, the parties shall be obligated first to seek by good faith efforts to resolve such matter by mediation.  As a condition precedent to filing for mandatory arbitration, a Notice of Claim shall be sent to the other party.  The Notice of Claim shall specify the nature of the dispute, controversy and (or) claim and shall include the name of a proposed independent third party mediator or organization of mediators who shall be located in Northern Nevada.  The party receiving the Notice of Claim shall within fifteen days thereafter either consent to mediate the matter in front of the mediator or organization of mediators so proposed or suggest an alternative mediator or organization of mediators likewise so located.  The parties shall undertake good faith efforts for a period of thirty days thereafter to appoint a mediator and submit the dispute, controversy and (or) claims to mediation.  The mediation shall be held in such place as agreed upon by the parties or, if no agreement, in Reno, Nevada notwithstanding that certain duties of Optionee may be performed elsewhere.  If the mediation attempt is unsuccessful, either party thereafter shall be entitled to seek binding arbitration.  The parties by mutual consent may elect to have the mediator act as the neutral arbitrator to render mandatory and binding decision.  If either party objects to having the mediator act as the binding arbitrator, the dispute will be referred to the American Arbitration Association (“AAA”) for appointment of a neutral arbitrator for a mandatory final and binding determination pursuant to the Commercial Rules (the “Rules”) of the AAA.  Such arbitration shall be administered by the AAA.  Binding arbitration shall be initiated by a written request for arbitration delivered by one party to the other party and to the AAA.  A neutral arbitrator will be selected in accordance with the Rules.  The hearing will be commenced within 60 days of the selection of the arbitrators.  Pending the hearing, the parties shall be entitled to undertake discovery proceedings, including the taking of depositions.  Promptly following the closing of the hearing, a final decision will be made concerning the disputed matter, which decision and the basis thereof will be in writing and delivered to the parties.  The final decision of the arbitrator will be binding on the parties and enforceable in any court of law having jurisdiction thereof.

Exhibit 10.29 - 10

THE PARTIES HAVE READ AND UNDERSTAND THAT THIS SECTION SETS OUT MANDATORY MEDIATION AND ARBITRATION PROCEDURES TO RESOLVE ALL DISPUTES HEREUNDER.  BY SIGNING THIS AGREEMENT, EACH PARTY AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTY’S RIGHT TO A JURY TRIAL.

     14. Governing Law.  All matters, such as the interpretation of the rights granted and the obligations of the parties under this Agreement, will be governed by the laws of the State of Nevada as such laws are applied to agreements between Nevada residents entered into and to be performed entirely within Nevada.

     15. Entire Agreement. The Paxton Energy, Inc. 2010 Stock Plan and Stock Option Agreement are incorporated herein by reference. This Exercise Notice, the 2010 Stock Plan, the Stock Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

     16. Counterparts; Facsimile Signatures.  This Agreement may be executed in counterpart originals, each of which together shall constitute one binding agreement. Signatures on a counterpart copy of this page shall be deemed to incorporate all of the provisions of this Agreement.  Each party may rely on a signed counterpart copy of this Agreement or an executed counterpart of this signature page with the same effect as if one originally executed complete document were delivered to such party.  The facsimile signature of any party shall be deemed to be the party=s binding signature to this Agreement; thus, a signed counterpart of this signature page faxed to the other party may be relied upon by the receiving party with the same effect as if a complete originally executed Agreement were delivered and received by such party.

Submitted by:	Accepted by Company:
OPTIONEE:	Paxton Energy, Inc.

Signature:	By:

Print Name:	Its:
Address:	Date Received

Exhibit 10.29 - 11

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:        (Name)

COMPANY:       Paxton Energy, Inc., a Nevada corporation

SECURITY:        COMMON STOCK:

AMOUNT:                                Shares

DATE:

In connection with the purchase of the above-listed Security, the undersigned Optionee represents to the Company the following:

          (1)  Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

          (2) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and unless there is compliance as required under applicable state securities laws.

          (3)  Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

Exhibit 10.29 - 12

         In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

          (4) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

________________________________________

Date:_________________________, 201___

Exhibit 10.29 - 13